EXHIBIT 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Vice President & Treasurer
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Second Quarter 2011 Results

For the second quarter of 2011, highlights include:

•	Record total revenues of approximately $905.8 million

•	Record cash, cash equivalents and short-term investments of $868.8 million

•	Record quarterly devices shipped of over 11 billion units

PHOENIX, Ariz. – Aug. 3, 2011 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the second quarter of 2011 were $905.8 million, an increase of approximately 4 percent from the first quarter of 2011. During the second quarter of 2011, the company reported GAAP net income of $41.0 million, or $0.09 per fully diluted share. The second quarter 2011 GAAP net income included net charges of $73.4 million, or $0.16 per fully diluted share, from special items. The special item details can be found in the attached schedules. During the first quarter of 2011, the company reported a GAAP net income of $82.6 million, or $0.18 per fully diluted share.

Second quarter 2011 gross profit and net income was slightly less than anticipated due to a more adverse impact from the March 2011 earthquake and resulting tsunami in Japan, and manufacturing cost increases from commodity prices and foreign currencies.

Second quarter 2011 non-GAAP net income was $114.4 million, or $0.25 per share on a fully diluted basis. First quarter 2011 non-GAAP net income was $121.2 million, or $0.27 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin, non-GAAP gross profit and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com/.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the second quarter of 2011 were approximately flat when compared to the first quarter of 2011. Total company GAAP gross margin in the second quarter was 29.4 percent. Total company GAAP gross margin in the second quarter included a net charge of approximately $53.0 million, or approximately 580 basis points, from special items. Total company non-GAAP gross margin in the second quarter was 35.2 percent.

Adjusted EBITDA for the second quarter of 2011 was $176.5 million. Adjusted EBITDA for the first quarter of 2011 was $167.3 million.

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ON Semiconductor Reports Second Quarter 2011 Results

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“In the second quarter of 2011, we achieved our strongest quarterly revenues in the company’s history and exited the quarter with our highest cash, cash equivalents and short-term investments balance ever,” said Keith Jackson, ON Semiconductor president and CEO. “During the last several years, through internal development activities and acquisitions, we believe we have transformed ON Semiconductor into a premier supplier of high performance, silicon solutions for energy efficient electronics and a Top 20 global supplier of semiconductors.”

“As discussed previously, second quarter 2011 results were negatively impacted by the March 2011 earthquake and resulting tsunami in Japan,” Jackson said. “Revenues for Japan began to stabilize in May and we currently expect to see some slight revenue growth in our overall SANYO Semiconductor business in the third quarter of 2011 compared to the second quarter of 2011. Thanks in large part to the great efforts and teamwork of our employees, all of our factories in Japan were capable of full production during the second half of May. Semiconductor manufacturing cycle times, however, have a lag between when the factories can begin full production and when those final products can be shipped to customers. In the third quarter, we expect a modest impact to revenues from this lost production.”

THIRD QUARTER 2011 OUTLOOK

“While we believe we are prepared to support higher growth if higher demand materializes, given the more challenging global economic climate, we are planning for a broad range of revenue guidance in the third quarter of 2011. Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $895 to $925 million in the third quarter of 2011,” Jackson said. “Backlog levels for the third quarter of 2011 represent approximately 90 percent of our anticipated third quarter 2011 revenues. We expect that average selling prices for the third quarter of 2011 will be flat to down approximately one percent when compared to the second quarter of 2011. The non-GAAP outlook for the third quarter of 2011 includes stock-based compensation expense of approximately $12 million.”

The following table outlines ON Semiconductor’s projected third quarter 2011 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q3 2011 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$895 to $925 million		$895 to $925 million
Gross Margin	33% to 35%	$10 million	34% to 36%
Operating Expenses	$200 to $205 million	$15 million	$185 to $190 million
Net Interest Expense / Other Expenses	$12 million		$12 million
Convertible Notes, Non-cash Interest Expense*	$9 million	$9 million	$0 million
Tax	$8 to $10 million	$3 million	$5 to $7 million
Fully Diluted Share Count **	460 million		460 million

*	Convertible Notes, Non-cash Interest Expense are included in FASB’s Accounting Standards Codification (“ASC”) Topic 470 Debt.
**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count. This table can be found on our website at www.onsemi.com under Investors - Investor Relations, Annual Reports / Financial Releases.

ON Semiconductor Reports Second Quarter 2011 Results

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***	Special Items can include: restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; income tax adjustments to approximate cash taxes; non-cash interest expense and certain other special items as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on August 3, 2011 to discuss this announcement and ON Semiconductor’s results for the second quarter of 2011. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 83434396. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through August 10, 2011. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 83434396.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made

ON Semiconductor Reports Second Quarter 2011 Results

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based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, poor economic conditions and markets (including current credit and financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitors’ actions including the adverse impact of competitive product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings and synergies, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission - for, recently acquired businesses, such as SANYO Semiconductor, and difficulties encountered in accurately predicting the future financial performance of recently acquired businesses, such as SANYO Semiconductor), risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K for the period ended December 31, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Second Quarter 2011 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months
	July 1, 2011	April 1, 2011 (1)	July 2, 2010	July 1, 2011	July 2, 2010
Revenues	$905.8	$870.6	$583.3	$1,776.4	$1,133.5
Cost of revenues	639.7	628.2	339.5	1,267.9	661.6

Gross profit	266.1	242.4	243.8	508.5	471.9
Gross margin	29.4%	27.8%	41.8%	28.6%	41.6%

Operating expenses:
Research and development	89.2	91.1	60.1	180.3	125.3
Selling and marketing	51.2	49.4	36.5	100.6	72.1
General and administrative	52.3	47.1	35.3	99.4	66.8
Amortization of acquisition-related intangible assets	11.4	9.7	8.1	21.1	15.9
Restructuring, asset impairments and other, net	5.1	12.4	2.3	17.5	6.1

Total operating expenses	209.2	209.7	142.3	418.9	286.2

Operating income	56.9	32.7	101.5	89.6	185.7

Other income (expenses), net:
Interest expense	(17.8)	(17.8)	(14.5)	(35.6)	(30.9)
Interest income	0.2	0.3	0.1	0.5	0.2
Other	5.7	(0.2)	(3.4)	5.5	(6.2)
Loss on debt repurchase	—	—	(0.7)	—	(0.7)
Gain on SANYO Semiconductor acquisition	—	69.1	—	69.1	—

Other expenses, net	(11.9)	51.4	(18.5)	39.5	(37.6)

Income before income taxes	45.0	84.1	83.0	129.1	148.1
Income tax provision	(3.2)	(0.8)	(3.4)	(4.0)	(4.8)

Net income	41.8	83.3	79.6	125.1	143.3
Net income attributable to minority interest	(0.8)	(0.7)	(0.9)	(1.5)	(1.6)

Net income attributable to ON Semiconductor Corporation	$41.0	$82.6	$78.7	$123.6	$141.7

Net income per common share attributable to ON Semiconductor Corporation:
Basic:	$0.09	$0.19	$0.18	$0.28	$0.33

Diluted:	$0.09	$0.18	$0.18	$0.27	$0.32

Weighted average common shares outstanding:
Basic	446.2	441.4	430.3	443.8	429.2

Diluted:	461.5	456.0	439.6	460.0	439.4

(1)

The consolidated statement of operations has been revised to reflect adjustments to the previously reported gain on SANYO Semiconductor acqusition. As required by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis.

ON Semiconductor Reports Second Quarter 2011 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	July 1, 2011	April 1, 2011 (1)	December 31, 2010
Assets
Cash and cash equivalents	$756.6	$766.0	$623.3
Short-term investments	112.2	—	—
Receivables, net	575.8	597.0	294.6
Inventories	749.2	762.5	360.8
Other current assets	86.2	121.7	63.6
Deferred income taxes, net of allowances	16.9	16.4	15.7

Total current assets	2,296.9	2,263.6	1,358.0
Restricted cash	—	—	142.1
Property, plant and equipment, net	1,150.9	1,060.0	864.3
Deferred income taxes, net of allowances	67.4	62.3	—
Goodwill	199.2	199.2	191.2
Intangible assets, net	359.0	370.7	303.0
Other assets	76.4	75.4	60.6

Total assets	$4,149.8	$4,031.2	$2,919.2

Liabilities, Minority Interests and Stockholders’ Equity
Accounts payable	$528.9	$527.8	$256.9
Accrued expenses	221.4	204.1	162.6
Income taxes payable	3.4	7.2	5.1
Accrued interest	0.9	4.5	0.8
Deferred income on sales to distributors	187.7	169.5	149.5
Deferred income taxes, net of allowances	65.2	62.8	—
Current portion of long-term debt	286.7	176.8	136.0

Total current liabilities	1,294.2	1,152.7	710.9
Long-term debt	998.7	1,095.2	752.8
Other long-term liabilities	247.0	244.2	49.3
Deferred income taxes, net of allowances	22.3	21.6	18.2

Total liabilities	2,562.2	2,513.7	1,531.2

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.0	4.9	4.9
Additional paid-in capital	3,098.0	3,069.5	3,016.1
Accumulated other comprehensive loss	(54.5)	(58.7)	(59.1)
Accumulated deficit	(1,090.3)	(1,131.3)	(1,213.9)
Less: treasury stock, at cost	(394.1)	(389.6)	(382.0)

Total ON Semiconductor Corporation stockholders’ equity	1,564.1	1,494.8	1,366.0
Minority interest in consolidated subsidiaries	23.5	22.7	22.0

Total equity	1,587.6	1,517.5	1,388.0

Total liabilities and equity	$4,149.8	$4,031.2	$2,919.2

(1)

The consolidated balance sheet has been revised to reflect adjustments to the previously reported purchase price allocation. As required by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis.

ON Semiconductor Reports Second Quarter 2011 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months
	July 1, 2011	April 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Net income	$41.8	$83.3	$79.6	$125.1	$143.3
Plus:
Depreciation and amortization	57.1	52.8	40.3	109.9	80.0
Interest expense	17.8	17.8	14.5	35.6	30.9
Interest income	(0.2)	(0.3)	(0.1)	(0.5)	(0.2)
Income tax provision	3.2	0.8	3.4	4.0	4.8
Net income attributable to minority interest	(0.8)	(0.7)	(0.9)	(1.5)	(1.6)
Restructuring, asset impairments and other, net	5.1	12.4	2.3	17.5	6.1
Non-cash manufacturing expenses	30.4	50.0	—	80.4	—
Gain on SANYO Semiconductor acquisition	—	(69.1)	—	(69.1)	—
Loss on debt repurchase	—	—	0.7	—	0.7
Expensing of appraised inventory fair market value step up	22.1	20.3	3.3	42.4	6.4

Adjusted EBITDA*	176.5	167.3	143.1	343.8	270.4
Increase (decrease):
Interest expense	(17.8)	(17.8)	(14.5)	(35.6)	(30.9)
Interest income	0.2	0.3	0.1	0.5	0.2
Income tax provision	(3.2)	(0.8)	(3.4)	(4.0)	(4.8)
Net income attributable to minority interest	0.8	0.7	0.9	1.5	1.6
Restructuring, asset impairments, and other, net	(5.1)	(12.4)	(2.3)	(17.5)	(6.1)
Expensing of appraised inventory fair market value step up	(22.1)	(20.3)	(3.3)	(42.4)	(6.4)
Stock compensation expense	10.5	10.4	15.4	20.9	29.1
Gain on sale or disposal of fixed assets	(3.0)	(2.1)	(1.6)	(5.1)	(3.7)
Amortization of debt issuance costs and debt discount	0.6	0.6	0.7	1.2	1.4
Provision for excess inventories	2.1	1.7	1.2	3.8	0.1
Non-cash interest expense	8.9	8.7	8.3	17.6	17.0
Deferred income taxes	(12.4)	3.2	1.1	(9.2)	3.4
Other	0.4	(1.0)	0.2	(0.6)	(0.8)
Changes in operating assets and liabilities	(0.4)	(12.9)	13.0	(13.3)	(2.1)

Net cash provided by operating activities	$136.0	$125.6	$158.9	$261.6	$268.4

* Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON Semiconductor Reports Second Quarter 2011 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Six Months Ended
	July 1, 2011	April 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$266.1	$242.4	$243.8	$508.5	$471.9

Special items:
a) Expensing of appraised inventory fair market value step up	22.1	20.3	3.3	42.4	6.4
b) Non-cash manufacturing expenses and amortization of intangibles	30.9	50.6	0.6	81.5	1.2

Total Special items	53.0	70.9	3.9	123.9	7.6

Non-GAAP gross profit	$319.1	$313.3	$247.7	$632.4	$479.5

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	29.4%	27.8%	41.8%	28.6%	41.6%

Special items:
a) Expensing of appraised inventory fair market value step up	2.4%	2.3%	0.6%	2.4%	0.6%
b) Non-cash manufacturing expenses and amortization of intangibles	3.4%	5.8%	0.1%	4.6%	0.1%

Total Special items	5.9%	8.1%	0.7%	7.0%	0.7%

Non-GAAP gross margin	35.2%	36.0%	42.5%	35.6%	42.3%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$41.0	$82.6	$78.7	$123.6	$141.7

Special items:
a) Expensing of appraised inventory fair market value step up - cost of revenues	22.1	20.3	3.3	42.4	6.4
b) Non-cash manufacturing expenses and amortization of intangibles - cost of revenues	30.9	50.6	0.6	81.5	1.2
c) Amortization of acquisition related intangible assets - operating expenses	11.4	9.7	8.1	21.1	15.9
d) Restructuring, asset impairments and other, net	5.1	12.4	2.3	17.5	6.1
e) Gain on SANYO Semiconductor acquisition	—	(69.1)	—	(69.1)	—
f) SANYO Semiconductor acquisition related costs	—	7.3	—	7.3	—
g) Loss on debt repurchase	—	—	0.7	—	0.7
h) Non-cash interest expense	8.9	8.7	8.3	17.6	17.0
i) Cash taxes	(5.0)	(1.3)	1.4	(6.3)	(0.3)

Total Special items	73.4	38.6	24.7	112.0	47.0

Non-GAAP net income	$114.4	$121.2	$103.4	$235.6	$188.7

Non-GAAP net income per share:
Basic	$0.26	$0.27	$0.24	$0.53	$0.44

Diluted	0.25	$0.27	$0.24	$0.51	$0.43

Weighted average common shares outstanding:
Basic	446.2	441.4	430.3	443.8	429.2

Diluted:	461.5	456.0	439.6	460.0	439.4

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.
	Quarter Ended			Six Months Ended
	July 1, 2011	April 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Cost of revenues	$1.7	$1.9	$3.3	$3.6	$6.6
Research and development	1.9	2.0	2.7	3.9	5.2
Selling and marketing	1.7	1.9	2.0	3.6	4.6
General and administrative	5.2	4.6	7.0	9.8	12.3
Restructuring	—	—	0.4	—	0.4

Total share-based compensation expense	$10.5	$10.4	$15.4	$20.9	$29.1

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.